Exhibit 10.37


                           CONSULTING AGREEMENT

This Agreement entered into by and between AMERICAN BANKNOTE CORPORATION., a company organized and existing under the laws of the State of Delaware, United States of America, , with head offices at 410 Park Avenue, in the City and State of New York, (hereinafter "the Company"), and MR. SIDNEY LEVY, Brazilian citizen, married, engineer, resident and domiciled in the City and State of Rio de Janeiro, at Avenida Vieira Souto 620/1020 bearer of the Identity Card No. 3343401/IFP and of Individual Taxpayers' Registration (CPF/MF) No. 441604447-04 (hereinafter the "Consultant").


                        W I T N E S S E T H   T H A T


WHEREAS, on January 31, 1996, the Company and the Consultant entered into an agreement denominated MEMORANDUM OF AGREEMENT whereby the Company hired the services of the Consultant for a period of three years ending February 1, 1999, pursuant to the terms and conditions provided for therein;

WHEREAS the Company and the Consultant decided to review the terms and conditions provided for in the January 31, 1996 MEMORANDUM OF AGREEMENT to guarantee the continuation of the Consultant's rendering of services to the Company for an additional term;

NOW, THEREFORE, the parties hereto agree to enter into a new Consulting Agreement under the following terms and conditions:


1 -      RENEWAL OF APPOINTMENT AND TERM

The Company hereby renews the Consultant's appointment for a period of four (4) years as of January 1, 1999. The Consultant hereby accepts such renewal of his prior appointment for the term provided for above.


2 -      POWERS AND DUTIES

In addition to his duties as the President and General Manager of American Bank Note Company Grafica e Servicos Ltda., the Consultant will assist and advise the Company in its other business affairs, keeping the Company aware of business opportunities and changes in the business environment that may have an impact in the Company's interests, including, but not limited to, opportunities of strategic acquisitions, associations or joint ventures.


3 -      COMPENSATION

The Consultant will receive a monthly fee of US$8,000 (eight thousand U.S. dollars), payable in a Consultant's bank account in the United States. The Consultant will be solely responsible for any and all taxes, including withholding taxes that may be levied on any of the payments made to the EMPLOYEE hereunder.


4 -      NON RENEWAL

If, upon the expiration of the term provided for in Section 1 herein, the Company decides not to renew this Agreement, the Consultant will be entitled to enter into a two-year Consulting Agreement with the Company with a compensation not lower than one half of the Consultant's annual fee provided for in this Agreement (i.e., US$4,000 - four thousand U.S. dollars - times twelve months), plus the value of unexercised stock options.


5 -      LOYALTY

During the term of this Agreement, the Consultant undertakes to render services to the Company to the best of his professional ability, devoting the necessary time and attention to the full performance of any and all duties hereunder. The Consultant shall not, during the term of this Agreement or any amendment hereof, and for a period of two (2) years after the termination of this Agreement, directly or indirectly, engage in any business, render services to, be associated with (as an employee, owner, stockholder, partner, agent, representative, officer or otherwise) any direct or indirect competitor, client or supplier of the Company or its affiliates. A breach of this Section will constitute a just cause for the Consultant's termination.


6 -      GOVERNING LAW

This agreement shall be governed by and interpreted under the laws of the State of New York independently of principles of conflicts of laws.


7 -      FORCE MAJEURE

Neither party hereto shall be liable for failure to fulfill its obligations hereunder for causes beyond its control, including, but not limited to, fires, strikes, insurrection or riots. In such cases, neither party shall be liable in any event.


8 -      DISPUTES

Any disputes hereunder which cannot be amicably solved, by the parties shall be decided upon by the competent court within the State of New York, United States of America.


9 -      ENTIRE AGREEMENT AND MODIFICATIONS

This agreement constitutes the entire agreement between the parties with respect to the subject matter hereto and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendment or supplements to this agreement shall be effective for any purpose unless in writing signed by an authorized representative of each party.


                                      * * *


And, being duly agreed, the parties execute this Agreement in triplicate before the undersigned two witnesses below.

    December ___, 1998.



AMERICAN BANKNOTE CORPORATION

By:Morris Weissman

Title:Chairman & CEO



SIDNEY LEVY


WITNESSES:
1.  _______________
    Name: ____________

2.  _______________
    Name: ____________